BY-LAWS
OF
ACTIVE ASSETS INSTITUTIONAL
GOVERNMENT SECURITIES TRUST
Amended and Restated as of December 8, 2015
ARTICLE I
Definitions
   The terms "Commission," "Declaration,"
"Distributor," "Investment Adviser," "Majority
Shareholder Vote," "1940 Act," "Shareholder,"
"Shares," "Transfer Agent," "Trust," "Trust
Property," and "Trustees" have the respective meanings given them in the Declaration of Trust of Active Assets Institutional Government
Securities Trust dated March 27, 1981, as amended from time to time.
ARTICLE II
Offices
   SECTION 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.
   SECTION 2.2. Other Offices. In addition to its principal office in the Commonwealth of Massa-chusetts, the Trust may have an office or offices in the City of New York, State of New York, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.
ARTICLE III
Shareholders' Meetings
   SECTION 3.1. Place of Meetings. Meetings of
Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.
   SECTION 3.2. Meetings. Meetings of
Shareholders of the Trust shall be held whenever called by the Trustees or the President of the Trust and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of
Section 16(a) of the 1940 Act, for that purpose.
Meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting, except to the extent otherwise required by Section 16(c) of the 1940
Act and to the extent required by the corporate or business statute of any state in which the Shares of the Trust are sold, as made applicable to the Trust by the provisions of Section 2.3 of the Declaration.
Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Except to the extent otherwise required by Section 16(c) of the 1940 Act, as made applicable to the Trust by the provisions of Section
2.3 of the Declaration, the Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any meeting of Shareholders held during the preceding twelve months.
   SECTION 3.3. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting.
Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.


   SECTION 3.4. Quorum and Adjournment of
Meetings. Except as otherwise provided by law, by
the Declaration or by these By-Laws, at all
meetings of Shareholders, the holders of a majority
of the Shares issued and outstanding and entitled to
vote thereat, present in person or represented by
proxy, shall be requisite and shall constitute a
quorum for the transaction of business. In the
absence of a quorum, the chairman of the meeting,
an officer of the Trust or the Shareholders present
or represented by proxy and entitled to vote thereat
shall have the power to adjourn the meeting from
time to time. If the power of Shareholders to
adjourn is invoked, then the affirmative vote of the
holders of a majority of the Shares then present in
person or represented by proxy shall be required to
adjourn any meeting. Any adjourned meeting may
be reconvened without further notice or change in
record date. At any reconvened meeting at which a
quorum shall be present, any business may be
transacted that might have been transacted at the
meeting as originally called. The chairman of the
meeting, an officer of the Trust or the Shareholders
present in person or represented by proxy at any
meeting and entitled to vote thereat also shall have
the power to adjourn the meeting from time to time
if the vote required to approve or reject any
proposal described in the original notice of such
meeting is not obtained (with proxies being voted
for or against adjournment consistent with the
votes for and against the proposal for which the
required vote has not been obtained).
   SECTION 3.5. Voting Rights, Proxies. At each
meeting of Shareholders, each holder of record of
Shares entitled to vote thereat shall be entitled to
one vote in person or by proxy for each Share of
beneficial interest of the Trust and for the
fractional portion of one vote for each fractional
Share entitled to vote so registered in his or her
name on the records of the Trust on the date fixed
as the record date for the determination of
Shareholders entitled to vote at such meeting.
Without limiting the manner in which a
Shareholder may authorize another person or
persons to act for such Shareholder as proxy
pursuant hereto, the following shall constitute a
valid means by which a Shareholder may grant
such authority:
(i)	A Shareholder may execute a writing
authorizing another person or persons to act for
such Shareholder as proxy. Execution may be
accomplished by the Shareholder or such
Shareholder's authorized officer, director,
employee, attorney-in-fact or another agent
signing such writing or causing such person's
signature to be affixed to such writing by any
reasonable means including, but not limited to,
by facsimile or telecopy signature. No written
evidence of authority of a Shareholder's
authorized officer, director, employee, attorney-
in-fact or other agent shall be required; and
(ii)	A Shareholder may authorize another person
or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the Shareholder.
No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust. Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the Shareholder and confirming any instructions given thereby.
   SECTION 3.6. Vote Required. Except as
otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder
Vote.
   SECTION 3.7. Inspectors of Election. In
advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If
Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The
Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
   SECTION 3.8. Inspection of Books and Records.
Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under Section 32 of the Business Corporation Law of the Commonwealth of
Massachusetts.
   SECTION 3.9. Action by Shareholders Without
Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
   SECTION 3.10. Presence at Meetings. Presence at meetings of shareholders requires physical attendance by the shareholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.
ARTICLE IV
Trustees
   SECTION 4.1. Meetings of the Trustees. The
Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two
(2) Trustees.
   SECTION 4.2. Notice of Special Meetings.
Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Subject to the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.
   SECTION 4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
   SECTION 4.4. Quorum, Voting and
Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

   SECTION 4.5. Action by Trustees Without
Meeting. The provisions of these By-Laws covering
notices and meetings to the contrary
notwithstanding, and except as required by law, any
action required or permitted to be taken at any
meeting of the Trustees may be taken without a
meeting if a consent in writing setting forth the
action shall be signed by all of the Trustees entitled
to vote upon the action and such written consent is
filed with the minutes of proceedings of the
Trustees.
   SECTION 4.6. Expenses and Fees. Each Trustee
may be allowed expenses, if any, for attendance at
each regular or special meeting of the Trustees, and
each Trustee who is not an officer or employee of
the Trust or of its investment manager or underwriter
or of any corporate affiliate of any of said persons
shall receive for services rendered as a Trustee of the
Trust such compensation as may be fixed by the
Trustees. Nothing herein contained shall be
construed to preclude any Trustee from serving the
Trust in any other capacity and receiving
compensation therefor.
   SECTION 4.7. Execution of Instruments and
Documents and Signing of Checks and Other
Obligations and Transfers. All instruments,
documents and other papers shall be executed in
the name and on behalf of the Trust and all
checks, notes, drafts and other obligations for the
payment of money by the Trust shall be signed,
and all transfer of securities standing in the name
of the Trust shall be executed, by the Chairman,
the President, any Vice President or the Treasurer
or by any one or more officers or agents of the
Trust as shall be designated for that purpose by
vote of the Trustees; notwithstanding the above,
nothing in this Section 4.7 shall be deemed to
preclude the electronic authorization, by
designated persons, of the Trust's Custodian (as
described herein in Section 9.1) to transfer assets
of the Trust, as provided for herein in Section 9.1.
   SECTION 4.8. Indemnification of Trustees,
Officers, Employees and Agents. (a) The Trust
shall indemnify any person who was or is a party
or is threatened to be made a party to any
threatened, pending, or completed action, suit or
proceeding, whether civil, criminal, administrative
or investigative (other than an action by or in the
right of the Trust) by reason of the fact that he is or
was a Trustee, officer, employee, or agent of the
Trust. The indemnification shall be against
expenses, including attorneys' fees, judgments,
fines, and amounts paid in settlement, actually and
reasonably incurred by him in connection with the
action, suit, or proceeding, if he acted in good faith
and in a manner he reasonably believed to be in or
not opposed to the best interests of the Trust, and,
with respect to any criminal action or proceeding,
had no reasonable cause to believe his conduct was
unlawful. The termination of any action, suit or
proceeding by judgment, order, settlement,
conviction, or upon a plea of nolo contendere or its
equivalent, shall not, of itself, create a presumption
that the person did not act in good faith and in a
manner which he reasonably believed to be in or
not opposed to the best interests of the Trust, and,
with respect to any criminal action or proceeding,
had reasonable cause to believe that his conduct
was unlawful.
   (b)	The Trust shall indemnify any person who
was or is a party or is threatened to be made a party
to any threatened, pending or completed action or
suit by or on behalf of the Trust to obtain a
judgment or decree in its favor by reason of the fact
that he is or was a Trustee, officer, employee, or
agent of the Trust. The indemnification shall be
against expenses, including attorneys' fees actually
and reasonably incurred by him in connection with
the defense or settlement of the action or suit, if he
acted in good faith and in a manner he reasonably
believed to be in or not opposed to the best interests
of the Trust; except that no indemnification shall be
made in respect of any claim, issue, or matter as to
which the person has been adjudged to be liable for
negligence or misconduct in the performance of his
duty to the Trust, except to the extent that the court
in which the action or suit was brought, or a court of
equity in the county in which the Trust has its
principal office, determines upon application that,
despite the adjudication of liability but in view of
all circumstances of the case, the person is fairly
and reasonably entitled to indemnity for those
expenses which the court shall deem proper,
provided such Trustee, officer, employee or agent is
not adjudged to be liable by reason of his willful
misfeasance, bad faith, gross negligence or reckless
disregard of the duties involved in the conduct of
his office.
   (c)	To the extent that a Trustee, officer,
employee, or agent of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

   (d) (1) Unless a court orders otherwise, any
indemnification under subsections (a) or (b) of this
section may be made by the Trust only as
authorized in the specific case after a
determination that indemnification of the Trustee,
officer, employee, or agent is proper in the
circumstances because he has met the applicable
standard of conduct set forth in subsections (a) or
(b).
(2) The determination shall be made:
     (i)	By the Trustees, by a majority vote of
a quorum which consists of Trustees who were
not parties to the action, suit or proceeding; or
     (ii)	 If the required quorum is not
obtainable, or if a quorum of disinterested
Trustees so directs, by independent legal
counsel in a written opinion; or
     (iii)	By the Shareholders.
  (3) Notwithstanding any provision of this
Section 4.8, no person shall be entitled to
indemnification for any liability, whether or
not there is an adjudication of liability, arising
by reason of willful misfeasance, bad faith,
gross negligence, or reckless disregard of
duties as described in Section 17(h) and (i) of
the Investment Company Act of 1940
("disabling conduct"). A person shall be
deemed not liable by reason of disabling
conduct if, either:
    (i) a final decision on the merits is made
by a court or other body before whom the
proceeding was brought that the person to be
indemnified ("indemnitee") was not liable by
reason of disabling conduct; or
(ii) in the absence of such a decision, a
reasonable determination, based upon a
review of the
facts, that the indemnitee was not liable by
reason of disabling conduct, is made by
either-
    (A)	a majority of a quorum of
Trustees who are neither "interested
persons "of the Trust, as defined in
Section 2(a)(19) of the Investment
Company Act of 1940, nor parties to the
action, suit or proceeding, or
    (B)	 	an independent legal
counsel in a written opinion.
   (e) Expenses, including attorneys' fees, incurred
by a Trustee, officer, employee or agent of the Trust
in defending a civil or criminal action, suit or
proceeding may be paid by the Trust in advance of
the final disposition thereof if:
      (1)	 authorized in the specific case by
the Trustees; and
      (2)	 the Trust receives an undertaking
by or on behalf of the Trustee, officer,
employee or agent of the Trust to repay the
advance if it is not ultimately determined that
such person is entitled to be indemnified by the
Trust; and
      (3)	 either, (i) such person provides a
security for his undertaking, or (ii) the Trust is
insured against losses by reason of any lawful
advances, or
    (iii) a determination, based on a
review of readily available facts, that
there is reason to believe that such
person ultimately will be found entitled
to indemnification, is made by either-
    (A)	a majority of a quorum
which consists of Trustees who are
neither "interested persons "of the
Trust, as defined in Section 2(a)(19)
of the 1940 Act, nor parties to the
action, suit or proceeding, or
    (B)	an independent legal
counsel in a written opinion.
   (f) The indemnification provided by this Section
shall not be deemed exclusive of any other rights to
which a person may be entitled under any by-law,
agreement, vote of Shareholders or disinterested
Trustees or otherwise, both as to action in his official
capacity and as to action in another capacity while
holding the office, and shall continue as to a person
who has ceased to be a Trustee, officer, employee, or
agent and inure to the benefit of the heirs, executors
and administrators of such person; provided that no
person may satisfy any right of indemnity or
reimbursement granted herein or to which he may be
otherwise entitled except out of the property of the
Trust, and no Shareholder shall be personally liable
with respect to any claim for indemnity or
reimbursement or otherwise.
   (g)	The Trust may purchase and maintain
insurance on behalf of any person who is or was a
Trustee, officer, employee, or agent of the Trust,
against any liability asserted against him and
incurred by him in any such capacity, or arising out
of his status as such. However, in no event will the
Trust purchase insurance to indemnify any officer or
Trustee against liability for any act for which the
Trust itself is not permitted to indemnify him.
   (h)	Nothing contained in this Section shall be
construed to protect any Trustee or officer of the
Trust against any liability to the Trust or to its
security holders to which he would otherwise be
subject by reason of willful misfeasance, bad faith,
gross negligence or reckless disregard of the duties
involved in the conduct of his office.
ARTICLE V
Committees
   SECTION 5.1. Executive and Other
Committees. The Trustees, by resolution adopted by
a majority of the Trustees, may designate an
Executive Committee and/or committees, each
committee to consist of two (2) or more of the
Trustees of the Trust and may delegate to such
committees, in the intervals between meetings of
the Trustees, any or all of the powers of the Trustees
in the management of the business and affairs of the
Trust. In the absence of any member of any such
committee, the members thereof present at any
meeting, whether or not they constitute a quorum,
may appoint a Trustee to act in place of such absent
member. Each such committee shall keep a record
of its proceedings.
   The Executive Committee and any other
committee shall fix its own rules or procedure, but
the presence of at least fifty percent (50%) of the
members of the whole committee shall in each case
be necessary to constitute a quorum of the
committee and the affirmative vote of the majority
of the members of the committee present at the
meeting shall be necessary to take action.
   All actions of the Executive Committee shall be
reported to the Trustees at the meeting thereof next
succeeding to the taking of such action.
   SECTION 5.2. Advisory Committee. The
Trustees may appoint an advisory committee which
shall be composed of persons who do not serve the
Trust in any other capacity and which shall have
advisory functions with respect to the investments of
the Trust but which shall have no power to
determine that any security or other investment shall
be purchased, sold or otherwise disposed of by the
Trust. The number of persons constituting any such
advisory committee shall be determined from time to
time by the Trustees. The members of any such
advisory committee may receive compensation for
their services and may be allowed such fees and
expenses for the attendance at meetings as the
Trustees may from time to time determine to be
appropriate.
   SECTION 5.3. Committee Action Without
Meeting. The provisions of these By-Laws covering
notices and meetings to the contrary
notwithstanding, and except as required by law, any
action required or permitted to be taken at any
meeting of any Committee of the Trustees appointed
pursuant to Section 5.1 of these By-Laws may be
taken without a meeting if a consent in writing
setting forth the action shall be signed by all
members of the Committee entitled to vote upon the
action and such written consent is filed with the
records of the proceedings of the Committee.
ARTICLE VI
Officers
   SECTION 6.1. Executive Officers. The
executive officers of the Trust shall be a Chairman,
a Principal Executive Officer, a President, a Chief
Financial Officer, one or more Vice Presidents, a
Secretary and a Treasurer. The Chairman shall be
selected from among the Trustees but none of the
other executive officers need be a Trustee. Two or
more offices, except those of President and any
Vice President, may be held by the same person, but
no officer shall execute, acknowledge or verify any
instrument in more than one capacity. The executive
officers of the Trust shall be elected annually by the
Trustees and each executive officer so elected shall
hold office until his or her successor is elected and
has qualified.
   SECTION 6.2. Other Officers and Agents. The
Trustees may also elect one or more Assistant Vice
Presidents, Assistant Secretaries and Assistant
Treasurers and may elect, or may delegate to the
Chairman the power to appoint, such other officers
and agents as the Trustees shall at any time or from
time to time deem advisable.
   SECTION 6.3. Term and Removal and
Vacancies. Each officer of the Trust shall hold
office until his or her successor is elected and has
qualified. Any officer or agent of the Trust may be
removed by the Trustees whenever, in their
judgment, the best interests of the Trust will be
served thereby, but such removal shall be without
prejudice to the contractual rights, if any, of the
person so removed.
   SECTION 6.4. Compensation of Officers. The
compensation of officers and agents of the Trust
shall be fixed by the Trustees, or by the Chairman to
the extent provided by the Trustees with respect to
officers appointed by the Chairman.
   SECTION 6.5. Powers and Duties. All officers
and agents of the Trust, as between themselves and
the Trust, shall have such authority and perform
such duties in the management of the Trust as may
be provided in or pursuant to these By-Laws or, to
the extent not so provided, as may be prescribed by
the Trustees; provided that no rights of any third
party shall be affected or impaired by any such By-
Law or resolution of the Trustees unless such third
party has knowledge thereof.
   SECTION 6.6. The Chairman. The Chairman
shall preside at all meetings of the Shareholders and
of the Trustees and shall perform such other duties
as the Trustees may from time to time prescribe.
   SECTION 6.7. The President. The President
shall have general and active management of the
business of the Trust. He or she shall see that all
orders and resolutions of the Board of Trustees are
carried into effect. He or she shall have such other
duties as may be prescribed from time to time by
the Board of Trustees. The President shall be
authorized to delegate to one or more Vice
Presidents such of his or her powers and duties at
such times and in such manner as he or she may
deem advisable.
   SECTION 6.7.1. The Principal Executive
Officer. The Principal Executive Officer shall be
considered the principal executive officer of the
Trust for purposes of Section 6 of the Securities Act
of 1933, as amended, and shall have the
responsibility conferred upon the principal executive
officer of an issuer under the Sarbanes-Oxley Act of
2002.
   SECTION 6.8. The Vice Presidents. The Vice
Presidents shall be of such number and shall have
such titles as may be determined from time to time
by the Trustees. The Vice President, or, if there
shall be more than one, the Vice Presidents in such
order as may be determined from time to time by
the Trustees or the Chairman, shall, in the absence
or disability of the President, exercise the powers
and perform the duties of the President, and shall
perform such other duties as the Trustees or the
Chairman may from time to time prescribe.
   SECTION 6.9. The Assistant Vice Presidents.
The Assistant Vice President, or, if there shall be
more than one, the Assistant Vice Presidents in such
order as may be determined from time to time by the
Trustees or the Chairman, shall perform such duties
and have such powers as may be assigned them from
time to time by the Trustees or the Chairman.
   SECTION 6.10. The Secretary. The Secretary
shall attend all meetings of the Trustees and all
meetings of the Shareholders and record all the
proceedings of the meetings of the Shareholders and
of the Trustees in a book to be kept for that purpose,
and shall perform like duties for the standing
committees when required. He or she shall give, or
cause to be given, notice of all meetings of the
Shareholders and special meetings of the Trustees,
and shall perform such other duties and have such
powers as the Trustees or the Chairman may from
time to time prescribe. He or she shall keep in safe
custody the seal of the Trust and affix or cause the
same to be affixed to any instrument requiring it,
and, when so affixed, it shall be attested by his or
her signature or by the signature of an Assistant
Secretary.
   SECTION 6.11. The Assistant Secretaries. The
Assistant Secretary, or, if there shall be more than
one, the Assistant Secretaries in such order as may
be determined from time to time by the Trustees or
the Chairman, shall, in the absence or disability of
the Secretary, perform the duties and exercise the
powers of the Secretary and shall perform such
duties and have such other powers as the Trustees or
the Chairman may from time to time prescribe.
   SECTION 6.12. The Treasurer. The Treasurer
shall perform such duties as the Board of Trustees or
the President may from time to time prescribe.
   SECTION 6.13. The Assistant Treasurers. The
Assistant Treasurer, or, if there shall be more than
one, the Assistant Treasurers in such order as may be
determined from time to time by the Trustees or the
Chairman, shall, in the absence or disability of the
Treasurer, perform the duties and exercise the
powers of the Treasurer and shall perform such other
duties and have such other powers as the Trustees or
the Chairman may from time to time prescribe.
   SECTION 6.14. The Chief Financial Officer.
The Chief Financial Officer shall keep or cause to be
kept full and accurate accounts of receipts and
disbursements in books belonging to the Trust, and
he or she shall render to the Trustees and the
President, whenever any of them require it, an
account of his or her transactions as Chief Financial
Officer and of the financial condition of the Trust,
and he or she shall perform such other duties as the
Trustees or the President may from time to time
prescribe. He or she shall be considered the principal
financial officer of the Trust for purposes of Section
6 of the Securities Act of 1933, as amended, and
shall have the responsibility conferred upon the
principal financial officer of an issuer under the
Sarbanes-Oxley Act of 2002.
   SECTION 6.15. Delegation of Duties.
Whenever an officer is absent or disabled, or
whenever for any reason the Trustees may deem it
desirable, the Trustees may delegate the powers and
duties of an officer or officers to any other officer or
officers or to any Trustee or Trustees.
ARTICLE VII
Dividends and Distributions
   Subject to any applicable provisions of law and
the Declaration, dividends and distributions upon the
Shares may be declared at such intervals as the
Trustees may determine, in cash, in securities or
other property, or in Shares, from any sources
permitted by law, all as the Trustees shall from time
to time determine.
   Inasmuch as the computation of net income and
net profits from the sales of securities or other
properties for federal income tax purposes may vary
from the computation thereof on the records of the
Trust, the Trustees shall have power, in their
discretion, to distribute as income dividends and as
capital gain distributions, respectively, amounts
sufficient to enable the Trust to avoid or reduce
liability for federal income taxes.
ARTICLE VIII
Certificates of Shares
   SECTION 8.1. Certificates of Shares.
Certificates for Shares of each series or class of
Shares shall be in such form and of such design as
the Trustees shall approve, subject to the right of the
Trustees to change such form and design at any time
or from time to time, and shall be entered in the
records of the Trust as they are issued. Each such
certificate shall bear a distinguishing number; shall
exhibit the holder's name and certify the number of
full Shares owned by such holder; shall be signed by
or in the name of the Trust by the President, or a
Vice President, and countersigned by the Secretary
or an Assistant Secretary or the Treasurer and an
Assistant Treasurer of the Trust; and shall contain
such recitals as may be required by law. Where any
certificate is signed by a Transfer Agent or by a
Registrar, the signature of such officers may be
facsimile, printed or engraved. The Trust may, at its
option, determine not to issue a certificate or
certificates to evidence Shares owned of record by
any Shareholder.
   In case any officer or officers who shall have
signed, or whose facsimile signature or signatures
shall appear on, any such certificate or certificates
shall cease to be such officer or officers of the Trust,
whether because of death, resignation or otherwise,
before such certificate or certificates shall have been
delivered by the Trust, such certificate or certificates
shall, nevertheless, be adopted by the Trust and be
issued and delivered as though the person or persons
who signed such certificate or certificates or whose
facsimile signature or signatures shall appear therein
had not ceased to be such officer or officers of the
Trust.
No certificate shall be issued for any share
until such share is fully paid.
   SECTION 8.2. Lost, Stolen, Destroyed and
Mutilated Certificates. The Trustees may direct a
new certificate or certificates to be issued in place
of any certificate or certificates theretofore issued
by the Trust alleged to have been lost, stolen or
destroyed, upon satisfactory proof of such loss,
theft, or destruction; and the Trustees may, in their
discretion, require the owner of the lost, stolen or
destroyed certificate, or his legal representative, to
give to the Trust and to such Registrar, Transfer
Agent and/or Transfer Clerk as may be authorized
or required to countersign such new certificate or
certificates, a bond in such sum and of such type as
they may direct, and with such surety or sureties, as
they may direct, as indemnity against any claim
that may be against them or any of them on account
of or in connection with the alleged loss, theft or
destruction of any such certificate.
ARTICLE IX
Custodian
   SECTION 9.1. Appointment and Duties. The
Trust shall at times employ a bank or trust company
having capital, surplus and undivided profits of at
least five million dollars ($5,000,000) as custodian
with authority as its agent, but subject to such
restrictions, limitations and other requirements, if
any, as may be contained in these By-Laws and the
1940 Act:
   (1)	to receive and hold the securities
owned by the Trust and deliver the same upon
written or electronically transmitted order;
   (2)	to receive and receipt for any moneys
due to the Trust and deposit the same in its
own banking department or elsewhere as the
Trustees may direct;
   (3)	to disburse such funds upon orders or
vouchers;
all upon such basis of compensation as may be
agreed upon between the Trustees and the custodian.
If so directed by a Majority Shareholder Vote, the
custodian shall deliver and pay over all property of
the Trust held by it as specified in such vote.
   The Trustees may also authorize the custodian to
employ one or more sub-custodians from time to
time to perform such of the acts and services of the
custodian and upon such terms and conditions as
may be agreed upon between the custodian and such
sub-custodian and approved by the Trustees.
   SECTION 9.2. Central Certificate System.
Subject to such rules, regulations and orders as the
Commission may adopt, the Trustees may direct
the custodian to deposit all or any part of the
securities owned by the Trust in a system for the
central handling of securities established by a
national securities exchange or a national securities
association registered with the Commission under
the Securities Exchange Act of 1934, or such other
person as may be permitted by the Commission, or
otherwise in accordance with the 1940 Act,
pursuant to which system all securities of any
particular class or series of any issuer deposited
within the system are treated as fungible and may
be transferred or pledged by bookkeeping entry
without physical delivery of such securities,
provided that all such deposits shall be subject to
withdrawal only upon the order of the Trust.
ARTICLE X
Waiver of Notice
   Whenever any notice of the time, place or
purpose of any meeting of Shareholders, Trustees, or
of any committee is required to be given in
accordance with law or under the provisions of the
Declaration or these By-Laws, a waiver thereof in
writing, signed by the person or persons entitled to
such notice and filed with the records of the meeting,
whether before or after the holding thereof, or actual
attendance at the meeting of shareholders, Trustees
or committee, as the case may be, in person, shall be
deemed equivalent to the giving of such notice to
such person.
ARTICLE XI
Miscellaneous
   SECTION 11.1. Location of Books and Records.
The books and records of the Trust may be kept
outside the Commonwealth of Massachusetts at such
place or places as the Trustees may from time to
time determine, except as otherwise required by law.
   SECTION 11.2. Record Date. The Trustees
may fix in advance a date as the record date for the
purpose of determining the Shareholders entitled to
(i) receive notice of, or to vote at, any meeting of
Shareholders, or (ii) receive payment of any
dividend or the allotment of any rights, or in order
to make a determination of Shareholders for any
other proper purpose. The record date, in any case,
shall not be more than one hundred eighty (180)
days, and in the case of a meeting of Shareholders
not less than ten (10) days, prior to the date on
which such meeting is to be held or the date on
which such other particular action requiring
determination of Shareholders is to be taken, as the
case may be. In the case of a meeting of
Shareholders, the meeting date set forth in the
notice to Shareholders accompanying the proxy
statement shall be the date used for purposes of
calculating the 180 day or 10 day period, and any
adjourned meeting may be reconvened without a
change in record date. In lieu of fixing a record
date, the Trustees may provide that the transfer
books shall be closed for a stated period but not to
exceed, in any case, twenty (20) days. If the
transfer books are closed for the purpose of
determining Shareholders entitled to notice of a
vote at a meeting of Shareholders, such books shall
be closed for at least ten (10) days immediately
preceding the meeting.
   SECTION 11.3. Seal. The Trustees shall adopt a
seal, which shall be in such form and shall have such
inscription thereon as the Trustees may from time to
time provide. The seal of the Trust may be affixed to
any document, and the seal and its attestation may be
lithographed, engraved or otherwise printed on any
document with the same force and effect as if it had
been imprinted and attested manually in the same
manner and with the same effect as if done by a
Massachusetts business corporation under
Massachusetts law.
   SECTION 11.4. Fiscal Year. The fiscal year of
the Trust shall end on such date as the Trustees may
by resolution specify, and the Trustees may by
resolution change such date for future fiscal years at
any time and from time to time.
   SECTION 11.5. Orders for Payment of Money.
All orders or instructions for the payment of money
of the Trust, and all notes or other evidences of
indebtedness issued in the name of the Trust, shall
be signed by such officer or officers or such other
person or persons as the Trustees may from time to
time designate, or as may be specified in or pursuant
to the agreement between the Trust and the bank or
trust company appointed as Custodian of the
securities and funds of the Trust.
ARTICLE XII
Compliance with Federal Regulations
   The Trustees are hereby empowered to take such
action as they may deem to be necessary, desirable
or appropriate so that the Trust is or shall be in
compliance with any federal or state statute, rule or
regulation with which compliance by the Trust is
required.
ARTICLE XIII
Amendments
   These By-Laws may be amended, altered, or
repealed, or new By-Laws may be adopted, (a) by a
Majority Shareholder Vote, or (b) by the Trustees;
provided, however, that no By-Law may be
amended, adopted or repealed by the Trustees if
such amendment, adoption or repeal requires,
pursuant to law, the Declaration, or these By-Laws,
a vote of the Shareholders. The Trustees shall in no
event adopt By-Laws which are in conflict with the
Declaration, and any apparent inconsistency shall be
construed in favor of the related provisions in the
Declaration.
ARTICLE XIV
Declaration of Trust
   The Declaration of Trust establishing Active
Assets Institutional Government Securities Trust,
dated July 9, 1991, a copy of which, together with all
amendments thereto, is on file in the office of the
Secretary of the Commonwealth of Massachusetts,
provides that the name Active Assets Institutional
Government Securities Trust refers to the Trustees
under the Declaration collectively as Trustees, but
not as individuals or personally; and no Trustee,
Shareholder, officer, employee or agent of Active
Assets Institutional Government Securities Trust
shall be held to any personal liability, nor shall resort
be had to their private property for the satisfaction of
any obligation or claim or otherwise, in connection
with the affairs of said Active Assets Institutional
Government Securities Trust, but the Trust Estate
only shall be liable.
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